EXHIBIT 5.4
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[GRAPHIC OMITTED - LOGO HCMP]
[LETTERHEAD OF HILLIS CLARK MARTIN & PETERSON]



                                                July 16, 2002



Williams Scotsman, Inc.
8211 Town Center Drive
Baltimore, MD  21236

         Re:      REGISTRATION STATEMENT ON FORM S-4

Ladies and Gentlemen:

         As local counsel to Evergreen Mobile Company, a Washington corporation (the "Guarantor"), we have been requested to render our opinion in connection with the above-captioned Registration Statement on Form S-4 filed by Williams Scotsman, Inc., a Maryland corporation (the "Company"), the subsidiaries of the Company named therein as guarantors (collectively, the "Guarantors") and Willscot Equipment, LLC, a Delaware limited liability company (the "Subordinated Guarantor"), with the Securities and Exchange Commission (the "Commission") on April 18, 2002, as amended on June 10, 2002, and on July 16, 2002 (as so amended, the "Registration Statement"), under the Securities Act of 1933, as amended (the "Act"), and the rules and regulations under the Act. The Registration Statement relates to the registration under the Act of the Company's $150,000,000 aggregate principal amount of 9-7/8% Senior Notes due 2007 (the "Exchange Notes") and the guarantees of the Exchange Notes by the Guarantors and the Subordinated Guarantor (the "Guarantees"). Capitalized terms used and not otherwise defined in this opinion have the respective meanings given them in the Registration Statement.

         The Exchange Notes are to be offered in exchange for the Company's outstanding $150,000,000 aggregate principal amount of 9-7/8% Senior Notes due 2007 (the "Initial Notes") issued and sold by the Company on February 20, 2002 in an offering exempt from registration under the Act. The Exchange Notes will be issued by the Company in accordance with the terms of the Indenture, dated as of May 15, 1997, as supplemented by a First Supplemental Indenture, dated as of September 1, 1998, a Second Supplemental Indenture, dated as of February 4, 1999, a Third Supplemental Indenture, dated as of June 29, 2001, and a Fourth Supplemental Indenture, dated as of March 26, 2002 (as so supplemented, the "Indenture"), among the Company, the Guarantors, the Subordinated Guarantor and The Bank of New York, as trustee.

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Williams Scotsman, Inc.
July 16, 2002
Page 2 of 4


         In connection with this opinion, we have examined originals, conformed copies or photocopies, certified or otherwise identified to our satisfaction, of the following documents:

                  (i)      the Registration Statement (including its exhibits);

                  (ii) the Indenture, including as exhibits thereto the forms of Exchange Note and the related Guarantees, included as Exhibit 4.1 to the Registration Statement;

                  (iii)    the Registration Rights Agreement included as Exhibit
4.2 to the Registration Statement;

                  (iv) copies of the Articles of Incorporation and Certificate of Incorporation, and Bylaws of the Guarantor, as amended to date, as certified by the Secretary of the Guarantor (the "Governing Documents");

                  (v) records of the corporate proceedings of the Guarantor, relating to the Documents as certified by the Secretary of the Guarantor; and

                  (vi) certificates of public officials and such other documents and records as we have deemed necessary or relevant for purposes of the opinions hereinafter expressed, including certificates of existence of recent date for the Guarantor, issued by the State of Washington.

Items (i) through (iii) above are collectively called the "Documents" herein.

         In all such examinations, we have assumed the genuineness of all signatures, the authenticity of documents submitted to us as originals, the conformity to the originals of all documents submitted to us as certified, conformed, or photostatic copies and the legal capacity of all individuals who have executed any of the aforesaid documents. We have also assumed that there are no oral or written modifications or amendments to the Documents, and there has been no waiver of any of the provisions thereof, by action or conduct of the parties or otherwise.

         We have been furnished with and, with your consent, have relied upon, certificates of officers of the Guarantor, and upon the representations and warranties of the Guarantor, as set forth in the Documents, with respect to certain factual matters.

         In basing the opinions and other matters set forth herein on the words "known to us," such words signify that, in the course of our representation as counsel, no information has come to our attention that would give us actual knowledge or actual notice that any such opinions or other matters are not accurate. The words "known to us" are intended to be limited to the knowledge of the lawyers within our firm who have

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Williams Scotsman, Inc.
July 16, 2002
Page 3 of 4


acted as counsel to the Guarantor in connection with the transaction being consummated pursuant to the Documents.

         Based upon the foregoing, and subject to the exceptions and qualifications set forth in this letter, we are of the opinion that:

                  1. The Guarantor is duly incorporated and is validly existing under the laws of the State of Washington.

                  2. The Guarantor has the requisite corporate power and authority to execute, deliver and perform its respective obligations under each of the Documents to which it is a party.

                  3. The Guarantor has taken all necessary corporate action to authorize the execution, delivery and performance of each of the Documents to which it is a party.

                  4. Each of the Documents to which it is a party has been duly and validly authorized, executed and delivered by the Guarantor.

                  5. The execution, delivery and performance by the Guarantor of each of the Documents to which it is a party do not violate or result in a breach of or default under (i) the Governing Documents; or (ii) any laws, rules or regulations of the State of Washington known to us to be applicable to the Guarantor. With respect to this paragraph 5, we do not express any opinion in clause (ii) concerning (A) any securities or blue sky laws, rules and regulations of any state or foreign securities laws, rules or regulations,
(B) fraudulent conveyance or transfer laws, corporate laws relating to impairment of capital or surplus, or similar laws, rules or regulations, (C) certificate of title, motor vehicle registration or similar laws, rules or regulations, or (D) antifraud or similar laws, rules or regulations relating to disclosure.

         We are opining herein only with respect to the laws of the State of Washington, and we express no opinion with respect to the laws of any other jurisdiction.

         The opinions expressed herein are rendered to you as of the date hereof and with respect to such laws in effect as of the date hereof, and we assume no obligation to supplement this opinion in the event of any change in applicable law or in the facts upon which any of the opinions herein are based.

         The opinions expressed in this letter are solely for your use and benefit and may not be relied on by any other person without our prior written consent, except that we consent to the reliance on this opinion by Paul, Weiss, Rifkind, Wharton & Garrison. This opinion cannot be quoted or referred to without our prior written consent, except that we consent to the use of this opinion as an exhibit to the Registration Statement. In

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Williams Scotsman, Inc.
July 16, 2002
Page 4 of 4


giving this consent, we do not admit that we come within the category of persons whose consent is required by the Act or by the rules and regulations under the Act.



                                   Very truly yours,

                                   HILLIS CLARK MARTIN
                                   & PETERSON, P.S.


                                   By   /s/ George W. Martin, Jr.
                                        ---------------------------------------
                                        George W. Martin, Jr.

E-MAIL:  GWM@hcmp.com

cc:      Mr. John B. Ross